DIRECTOR AGREEMENT

THIS AGREEMENT (The "**Agreement**") is effective as of the 1st day of January, 2017 and is by and between Leatt Corporation, a Nevada corporation (hereinafter referred to as the "**Company**"), and Mr. Jeffrey Guzy (hereinafter referred to as the "**Director**").

BACKGROUND

Each of the Board of Directors of the Company and the Director desires to memorialize the role of the Director and to have the Director perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. **DUTIES**. The Company requires that the Director be available to perform the duties of a director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company's constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including by the Nevada Revised Statutes (the "**NRS**"). The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of any committees as the Director may hereafter be appointed to by the Board of Directors. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the NRS. Such duties include, but are not limited to assisting the Company with the development of business and new business strategies relating to the objectives of the Company, participation in the Company's investor relations activities including road shows and shareholder communication activities, and participation in corporate strategy decisions of the Company.

2. **TERM**. The term of this Agreement shall commence as of the date hereof and shall continue until the Director's removal or resignation.

3. **COMPENSATION**. For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director a base fee of $650 (Six Hundred and Fifty United States Dollars) per month.

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4. **EXPENSES**. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director's duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. **CONFIDENTIALITY**. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company ("**Confidential Information**"). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. **NON-COMPETE**. During the term of this Agreement and for a period of twelve (12) months following the Director's removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the "**Restricted Period**"), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company's current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the "**Company's Business**") for the Director's own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company's Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7. **TERMINATION**. With or without cause, the Company and the Director may each terminate this Agreement at any time upon 3 (three) months written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

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8. **INDEMNIFICATION.** The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Nevada and as provided by, or granted pursuant to, any charter provision, bylaw provision, vote of stockholders or disinterested directors or otherwise, to action in the Director's official capacity; provided, however, that, in accordance with the NRS and federal securities laws, such indemnification shall not apply where the Director engages in actions or omissions which involve intentional misconduct, fraud or knowing violation of law.

9. **NOTICE.** Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company's address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

10. **GOVERNING LAW.** This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state's conflicts of laws principles.

11. **ASSIGNMENT.** The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

12. **GENERAL.**

   a. SEVERABILITY. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

   b. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

   c. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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d. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

e. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[*Remainder of Page Left Blank Intentionally*]

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IN WITNESS WHEREOF, the Parties have executed this Director Agreement on the

15th of March 2017.

LEATT CORPORATION

By: ______________________

Name: Dr. Christopher James Leatt
Title: Chairman of the Board

JEFFREY GUZY

____

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AMENDMENT NO. 4 TO DIRECTOR AGREEMENT

This AMENDMENT NO. 4 TO DIRECTOR AGREEMENT, effective as of January 1, 2022 (this "Third Amendment"), is by and between Leatt Corporation, a Nevada corporation (the "Company") and Mr. Jeffrey Guzy in his capacity as a director on the Company's board of directors (the "Director"). Each of the parties hereto are referred to as a "Party" and collectively as the "Parties." Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

The Parties entered into a Director Agreement, dated as of January 1, 2017, pursuant to which, as amended, the Director agreed to serve on the Company's board of directors (the "Original Agreement"). The Parties now desire to enter into this Fourth Amendment to the Original Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Section 3(Compensation): Section 3 of the Original Agreement is deleted in its entirety and in lieu thereof the following provision is inserted:

COMPENSATION. For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director a base fee of Two Thousand United States Dollars (US$2,000.00) per month.

2. Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to the Original Agreement as of the date first above written.

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AMENDMENT NO. 5 TO DIRECTOR AGREEMENT

This AMENDMENT NO. 5 TO DIRECTOR AGREEMENT, effective as of January 1, 2024 (this "Fifth Amendment"), is by and between Leatt Corporation, a Nevada corporation (the "Company") and Mr. Jeffrey Guzy in his capacity as a director on the Company's board of directors (the "Director"). Each of the parties hereto are referred to as a "Party" and collectively as the "Parties." Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

The Parties entered into a Director Agreement, dated as of January 1, 2017, pursuant to which, as amended, the Director agreed to serve on the Company's board of directors (the "Original Agreement"). The Parties now desire to enter into this Fifth Amendment to the Original Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Section 3(Compensation): Section 3 of the Original Agreement is deleted in its entirety and in lieu thereof the following provision is inserted:

COMPENSATION. For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director a base fee of Two Thousand and Sixty-Eight United States Dollars (US$2,068.00) per month.

2. Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to the Original Agreement as of the date first above written.

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